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Exhibit 10(c)(c)(c)

FOURTH AMENDMENT TO THE HEWLETT-PACKARD COMPANY
2005 EXECUTIVE DEFERRED COMPENSATION PLAN
(Amended and restated effective October 1, 2006)

        The Hewlett-Packard Company 2005 Executive Deferred Compensation Plan, as amended and restated effective October 1, 2006, is hereby amended, effective April 1, 2009, to provide as follows:

        1.     Section 4.1 of the Plan shall be amended in its entirety to read as follows:

          "4.1 HP Matching Contributions. At the end of each Plan Year beginning with the 2006 Plan Year, HP shall credit a Match Eligible Employee's Account with HP Matching Contributions. The HP Matching Contributions shall be applied only to the extent that the Match Eligible Employee's Actual Pay exceeds the Code Section 401(a)(17) Limit for the Plan Year, and the rate of HP Matching Contributions shall be equal to the weighted average of the various rates that applied (or would have applied) to such Employee under the Hewlett-Packard Company 401(k) Plan for the Plan Year, determined as if such Employee had participated in the 401(k) Plan for the entire Plan Year. Notwithstanding the foregoing, the maximum amount of HP Matching Contributions for a Plan Year for a Match Eligible Employee shall not exceed the maximum amount of match for which such Employee would be eligible under the Hewlett-Packard Company 401(k) Plan for the Plan Year."

        This Fourth Amendment to the Hewlett-Packard Company 2005 Executive Deferred Compensation Plan is hereby adopted this 14th day of May, 2009.

HEWLETT-PACKARD COMPANY
By:	/s/ MARCELA PEREZ DE ALONSO Marcela Perez de Alonso Executive Vice President Human Resources

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  Exhibit 10(c)(c)(c)
FOURTH AMENDMENT TO THE HEWLETT-PACKARD COMPANY 2005 EXECUTIVE DEFERRED COMPENSATION PLAN (Amended and restated effective October 1, 2006)